LOAN AGREEMENT

THIS AGREEMENT made as of the 30th day of November, 2004 (the “Effective Date”)

BETWEEN:

0709355 B.C. LTD., a company incorporated under the laws of British Columbia and having an office at c/o 107 - 20644 Eastleigh Crescent, Langley, British Columbia, V3A 4C4

(the “Borrower”)

OF THE FIRST PART

AND:

McCALLUM ROAD LIMITED PARTNERSHIP, by its general partner 705900 B.C. Ltd. a company incorporated under the laws of British Columbia and having an office at 302 - 2031 McCallum Road, Abbotsford, British Columbia, V2S 3N5

(the “Lender”)

OF THE SECOND PART

WHEREAS:

A.       the Borrower has requested the Lender to provide short term debt financing for use in the acquisition of 85% of Samlex America Inc. and for working capital;

B.       the Lender intends to raise funds sufficient to make the said loans to the Borrower through the issuance of limited partnership units (each a “LP Unit”) and by way of loans from 706442 B.C. Ltd. (“Limited Partnership Loans”);

C.       706442 B.C. Ltd. (the “Debenture Issuer”) raised funds to make the Limited Partnership Loans by the sale of debentures (each a “Debenture”);

D.       pursuant to an agency agreement dated October 18, 2004 (the “Agency Agreement”) between Graydon Elliott Capital Corporation (the “Agent”), the Lender, the Debenture Issuer and 705900 B.C. Ltd. (the “General Partner”), the Agent is to be paid a fee equal to 3% of the gross proceeds of the sale of the LP Units and Debentures;

E.       pursuant to a capital agreement dated October 19, 2004 between the Lender, the Debenture Issuer and Maxxcapp Corporation (the “Capital Agreement”) Maxxcapp Corporation is to be paid an Administration fee of 2% of the value of Debentures sold;

F.       pursuant to a general partner services agreement dated October 18, 2004 (the “GP Agreement”) between the Lender, the Debenture Issuer and the General Partner , the General Partner is to be paid a fee equal to 1.5% of the gross proceeds of the sale of LP Units and Debentures

G.       The Lender has agreed to make the said loans and advances on the conditions and security as hereinafter described.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants hereinafter contained and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1	DEFINITIONS

1.1	Where used herein or in any amendment or supplement hereof, unless the context otherwise requires, the following words and phrases shall have the meanings set forth in this Section 1.1:

	(a)	“Agent” means Graydon Elliott Capital Corporation;

	(b)	“Agency Agreement” means the agency agreement dated October 18, 2004 entered into between the Agent, the Lender, the Debenture Issuer and the General Partner referred to in Recital D;

	(c)	“Capital Agreement” means the capital agreement dated October 19, 2004 between the Lender, the Debenture Issuer and Maxxcapp Corporation referred to in Recital E;

	(d)	“Debentures” are the debentures referred to in Recital B and “Debenture” is one such Debenture;

	(e)	“Debenture Issuer” means 706442 B.C. Ltd.;

	(f)	“Event of Default” means any of the events or circumstances mentioned in Section 7.1 hereof;

(g)

“Force Majeure” means any act of God, war, warlike operation, labour trouble (meaning strike, lock-out, slow down or other work stoppage), fire, flood, explosion, sabotage, riot, act of terrorism, embargo, inadequacy or shortage of or inability to obtain materials or equipment, power shortage, breakdown, shortage of labour, and without limiting the generality of the foregoing, any other disabling event beyond the reasonable control of the party concerned;

	(h)	“General Partner” means 705900 B.C. Ltd., the general partner of the Lender;

	(i)	“GP Agreement” means the general partner services agreement dated October 18, 2004 between the Lender, the Debenture Issuer and General Partner referred to in Recital F”;

(j)

“Indebtedness” means all loans and advances made or which may be made by the Lender to the Borrower and interest thereon and all costs, charges and expenses of or incurred by the Lender in connection with any Security and in connection with any property covered by or comprised in the Security, whether in protecting, preserving, realizing or collecting any Security or property aforesaid or attempting so to do or otherwise and all other obligations and liabilities, present or future, direct or indirect, absolute or contingent, mature or not, of the Borrower to the Lender arising under or by virtue of this Agreement, the Security or otherwise howsoever;

	(k)	“Lender’s Counsel” means Thomas Rondeau of Vancouver, British Columbia;

	(l)	“LP Units” means limited partnership units issued by the Lender;

	(m)	“Loan” means the aggregate of the advances made or to be made under this Agreement;

	(n)	“Notes” means the promissory notes of the Borrower delivered to the Lender evidencing the amounts outstanding on the Loan, which notes will be in the form attached hereto as Schedule “A”;

(o) “Security” means the security referred to in Section 4 or any renewal thereof or substitution therefor.

2	REPRESENTATIONS AND WARRANTIES

2.1	The Borrower hereby represents and warrants to the Lender, with the intent that the Lender rely thereon in entering into this Agreement and in concluding the transactions contemplated hereby, that:

(a)

it is duly incorporated, validly exists, is in good standing with respect to the filing of annual returns under the Business Corporations Act (British Columbia), has the necessary corporate power, authority and capacity to own its property and assets and to carry on its business as presently conducted and is duly licensed to carry on business in all jurisdictions in which it presently carries on business;

(b)

it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of its Articles or constating documents or any shareholders’ or directors’ resolution, indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound;

(c) this Agreement has been duly executed and delivered by it and constitutes a valid, binding and enforceable agreement against it;

(d)

no proceedings are pending for, and it is unaware of any basis for the institution of any proceedings leading to, its dissolution or winding up or the placing of it in bankruptcy or subject to any other laws governing the affairs of insolvent corporations;

(e)

there is not now pending against the Borrower nor to the knowledge of the Borrower is there threatened against it, any litigation or proceedings by or in any Court, tribunal or governmental agency, the outcome of which if adversely determined would materially adversely affect the business or continued operations of the Borrower.

3	THE LOAN

3.1

The Lender will lend to the Borrower and the Borrower will borrow from the Lender the initial principal amount of $1,250,000 together with such additional advances that may be mutually agreed to by the parties (the total aggregate amount of all such advances is referred to hereinafter as the “Loan”), subject to the terms and conditions of this Agreement.

3.2

The Loan or so much thereof as is outstanding from time to time will bear interest at the rate of 2.5% per month and each advance is payable in full together with accrued interest on the date that is nine months from the date that the funds are advanced or such other date within nine months from the date that the funds are advanced as may be agreed to by the parties.

3.3

The Borrower will execute and deliver to the Lender the Notes dated the date of each advance equal to the amount advanced on such date and bearing interest at the rate described in Section 3.2 hereof. Overdue principal and interest will bear interest at the same rates as described herein.

3.4	Until an Event of Default has occurred, the Lender will not assign or negotiate the Notes or any of them unless the assignment or negotiation is made subject to the provisions of this Agreement.

3.5

Subject to earlier acceleration as provided in Section 7 hereof and earlier repayment as provided for in Section 3.6 hereof, the Loan, including all principal and outstanding interest, will be due in full the date that is nine months from the date that the funds are advanced or such other date within nine months from the date that the funds are advanced as may be agreed to by the parties.

3.6

The Borrower not being in default hereunder or under any of the Security, may at its option prepay all or any part of the principal of the Loan, together with accrued and unpaid interest thereon without notice, bonus or penalty.

4	SECURITY FOR THE LOAN

4.1

The Borrower will execute and deliver to the Lender a general security agreement in respect of the assets of the Borrower, to be registered in the province of British Columbia, which general security agreement will be in the form attached hereto as Schedule “B” with such modifications as may be required by the Lender’s Counsel.

4.2

Forthwith upon request by the Lender, the Borrower will execute and deliver to the Lender such security (the “Security”) drawn in favour of the Lender as the Lender may require whether by way of mortgage, assignment or otherwise.

5	AFFIRMATIVE COVENANTS OF THE BORROWER

5.1	At all times while any principal of or interest on the Loan or the Notes is outstanding, the Borrower will:

(a)

duly and punctually pay or cause to be paid to the Lender the principal of and interest on the Loan and all other amounts due under this Agreement, on the dates, at the places, in the monies and in the manner set forth herein and in the Notes;

(b)

register without delay the Security and any other documents and instruments necessary or desirable and as may reasonably be required by the Lender or the Lender’s Counsel to perfect the registration thereof at all offices in the Province of British Columbia, and deliver to the Lender on demand certificates evidencing such registration or recording and timely renewal thereof;

(c) promptly pay and discharge all indebtedness and obligations which may give rise to any lien, charge or encumbrance whatsoever on any property or asset charged by the Security;

(d)

keep true records and books of account in which full, true and correct entries will be made in accordance with Canadian generally accepted accounting principles consistently applied throughout the period involved, and maintain adequate accounts and reserves for all taxes, including taxes on income and profits, all depreciation and amortization of its assets and all such other reserves for contingencies as would normally be required in accordance with Canadian generally accepted accounting principles;

(e) apply the whole of the proceeds of the Loan for the purposes as follows:

		(i)	completion of the acquisition of 85% Samlex America Inc.;

		(ii)	working capital; and

		(iii)	such other purposes as may be approved in writing by the Lender, such approval not to be unreasonably withheld;

	(f)	give to the Lender any information which it may reasonably require relating to the business of the Borrower;

(g)

permit any representative of the Lender to examine the Borrower’s books, records and other documents relating thereto and to enquire from time to time as to particulars of any of the foregoing, all at such times and so often as may reasonably be requested; and

(h)

forthwith upon request of the Lender execute and deliver to the Lender all such further and other mortgages, deeds, documents, matters, acts, things and insurances in law for the purpose of record or otherwise which the Lender may reasonably require to perfect the intentions and provisions of this Agreement.

6	NEGATIVE COVENANTS OF THE BORROWER

6.1

The Borrower covenants to and in favour of the Lender that the Borrower will not, without the prior written consent of the Lender, at any time while any amount of the principal of or interest on the Loan or the Notes is outstanding:

(a)

create, incur, assume, guarantee, agree to purchase or provide funds in respect of or otherwise become liable with respect to indebtedness of any type whatsoever owing to any person, firm or corporation except:

		(i)	indebtedness with respect to this Loan Agreement, the Notes and any additional security taken by the Lender hereunder;

		(ii)	indebtedness for taxes, assessments and governmental charges and levies;

		(iii)	indebtedness incurred in the normal course of the business;

	(b)	create, incur, assume or permit to exist any mortgage, lien, hypothec, charge, pledge or other encumbrance on any property or asset of the Borrower.

7	DEFAULT AND ACCELERATION

7.1	Any of the following events will constitute default under this Agreement, namely:

	(a)	if the Borrower fails to make payment of the Indebtedness or any part thereof as and when the same comes due and payable;

(b)

if any representation or warranty contained herein or otherwise made in writing to the Lender in connection with any of the transactions contemplated by this Agreement is found to be false or misleading or incorrect in any material respect on the date which it was made;

(c)

if the Borrower defaults in the performance of or compliance with any term, covenant or agreement contained in this Agreement or in any of the Security and the defaults are not remedied within 30 days after written notice thereof has been given to the Borrower;

(d)

if the Borrower makes a general assignment for the benefit of creditors or a proposal under the Companies’ Creditors Arrangement Act or Bankruptcy Act or is declared bankrupt or admits in writing its inability to pay its debts generally as they become due;

(e)

if any encumbrancer takes possession of the properties being the subject of the Security or being purchased with the Loan, unless the Borrower in good faith disputes the encumbrancer’s claim and non-payment does not jeopardize the title of the Borrower to any such property or any way impairs any of the Security; and

(f)

if final judgement for the payment of an amount of money in excess of $5,000 is rendered against the Borrower and is not discharged or provision is made for the discharge in accordance with the terms thereof, or execution thereon is not stayed within 45 days of the entry of the judgement or such longer period during which execution has been stayed upon appeal therefrom or otherwise.

7.2

Upon the happening of any Event of Default, the Lender at its option may terminate its commitment under Section 3 hereof and may also at its option declare the principal and interest of the Loan and Notes to be immediately due and payable and may take any actions, suit, remedy or proceeding authorized or permitted under any of the Security or at law or at equity. All of the aforesaid without presentment, demand, notice or protest, all of which are expressly waived. No remedy that the Lender has aforesaid will be exclusive of or be dependent on any other remedy, but any one or more of the said remedies may from time to time be exercised independently or in combination and in whichever order the Lender may see fit.

8	EXPENSES

8.1	In addition to payment of interest and repayment of principal provided for herein, the Borrower will pay:

(a)

to the Lender, all of the Lender’s and General Partner’s costs and expenses incurred in connection with the preparation of this Agreement and all agreements and instruments provided for hereunder or incidental hereto and all other costs and expenses in connection with the issue of the Notes or the granting, registration and filing of the Security including taxes and fees;

(b)

to the Lender, the fees and disbursements of the Lender’s Counsel incurred in connection with the Loan, the preparation of this Agreement, the Security and all agreements and instruments provided for hereunder incidental hereto having connection with the supervising and attending on the occasion of all advances and with any amendments, modifications, consents or approvals or waivers hereunder or related hereto;

	(c)	to the Lender, all costs of enforcement of this Agreement and the Security including fees and disbursements of counsel as between solicitor and client;

	(d)	to the Agent, its fee equal to 3% of the gross proceeds of the sale of LP Units and Debentures used to fund the Loan and expenses payable pursuant to the Agency Agreement;

	(e)	to the Maxxcapp Corporation, its administration fee equal to 2.0% of the value of Debentures sold used to fund the Loan, payable pursuant to the Capital Agreement; and

	(f)	to the General Partner, its fee equal to 1.5% of the gross proceeds of the sale of LP Units and Debentures used to fund the Loan payable pursuant to the GP Agreement.

The Borrower will pay all the fees pursuant to all the gross proceeds of the sale of LP Units and Debentures used to, including but not limited to, fund the Loan and expenses…

9	PERFORMANCE BY THE LENDER

9.1

If the Borrower fails to perform any of the covenants and conditions herein contained, the Lender may at its discretion perform any of the said covenants or conditions, and if any of the said covenants or conditions require the payment or expenditure of money, the Lender may make the payments or expenditures, and all costs, charges and expenses thereby incurred and all sums so paid or expended will bear interest at the rate provided for in Section 3.2 hereof and will be payable by the Borrower to the Lender on demand and will be secured by the Security and have the benefit of the charges thereby created.

10	TIME AND WAIVER

10.1	Time will be the essence of this Agreement.

10.2

No waiver of or neglect to enforce any right or remedy of the Lender upon the happening of an Event of Default will be deemed a waiver of the said right or remedy upon the happening of any subsequent Event of Default.

11	SECURITY AS COLLATERAL

11.1

Nothing herein or in the Security contained and no act or omission of the Lender in respect thereof will in any way prejudice the rights, remedies or power of the Lender with respect to the Indebtedness; and the Security will not operate by way of merger of any of the Indebtedness; and the taking of a judgement or judgements or any other action or dealing whatsoever by the Lender in respect of any of the Security will not operate as a merger of any other of the Security or of the Indebtedness or any part thereof or in any way suspend payment or affect or prejudice the rights, remedies and powers, legal or equitable, which the Lender may have in connection with any other Security as aforesaid or the Indebtedness or the Lender’s right to interest at the rate mentioned in Section 3.3 hereof.

12	DISCHARGE OF SECURITIES

12.1

If the Borrower is not in default under this Agreement or the Security, then upon payment by the Borrower of all the Indebtedness, the Lender will at the request and at the expense of the Borrower cancel and discharge the charges of the Security and execute and deliver to the Borrower all such documents and instruments which may be requisite for that purpose.

13	GENERAL

13.1

All representations, warranties, covenants and agreements made herein and in any certificate or other document delivered by or on behalf of the Borrower pursuant hereto are material and shall conclusively be deemed to have been relied upon by the Lender, notwithstanding any prior or subsequent investigation by the Lender, will survive advances on account of the Loan and the fulfilment of all other transactions and deliveries contemplated hereunder, and will continue in full force and effect so long as any amount of principal of or interest on the Loan remains outstanding and unpaid.

13.2

This Agreement, the Notes, and the Security will be deemed to be contracts and instruments by and under the laws of Canada and the Province of British Columbia and will for all purposes be construed in accordance with and governed by the said laws.

13.3

Any notice, demand or other communications required or permitted to be given to the Borrower by the Lender will be made or given by mailing the same, by prepaid, registered mail, addressed to the Borrower as follows:

0709355 B.C. Ltd.
c/o 107 - 20644 Eastleigh Crescent
Langley, British Columbia, V3A 4C4

and will be conclusively deemed to have been received by the Borrower on the third business day following the day of mailing as aforesaid. Any notice required or permitted to be given by the Borrower to the Lender will be given by mailing the same, prepaid, registered mail, addressed to the Lender as follows:

McCallum Road Limited Partnership
c/o 705900 B.C. Ltd.
302 - 2031 McCallum Road,
Abbotsford, British Columbia, V2S 3N5

with a copy to the Lender’s Counsel addressed as follows:

Thomas Rondeau
Suite 1525 - 625 Howe Street
Vancouver, British Columbia, V6C 2T6

Attention: Craig D. Thomas

and will be conclusively deemed to be received by the Lender on the third business day following the day of mailing as aforesaid. Any change of address for the purposes of this Section 13.3 will be similarly given and similarly deemed to have been received.

13.4

This Agreement expresses the entire Agreement of the parties hereto with respect to the transactions contemplated hereby, and may not be amended nor may any term or covenant hereof be waived, discharged, or terminated except in writing by instrument executed by the party affected.

13.5	This Agreement is not assignable by the Borrower without the prior written consent of the Lender, but may be assigned in whole or in part by the Lender without consent.

13.6

This Agreement may be executed in two or more counterparts and may be delivered by telecopier, each of which will be deemed to be an original and all of which will constitute one agreement, effective as of the date first given above.

IN WITNESS WHEREOF the parties hereto have hereunto set their hand and seal or caused their corporate seal to be affixed in the presence of persons first duly authorized in that behalf as the case may be, all as of the day and year first above written.

0709355 B.C. LTD.

BY:	/s/ Calvin Patterson
Authorized Signatory

McCALLUM ROAD LIMITED PARTNERSHIP
by its general partner 705900 B.C. LTD.

BY:	/s/ 705900 BC LTD
Authorized Signatory

SCHEDULE “A”

PROMISSORY NOTE

DEMAND PROMISSORY NOTE

FOR VALUE RECEIVED 0709355 B.C. Ltd. unconditionally promises to pay to or to the order of McCallum Road Limited Partnership on demand at Abbotsford, B.C. the sum of $◆(◆), plus interest of 2.5% per month calculated on the balance owing payable monthly. The loan principal and any interest remaining is to be repaid in full on ◆.

The principal of this Promissory Note shall be paid in Canadian Dollars.

             0709355 B.C. Ltd. not being in default hereunder or under any of the Security, may at its option prepay all or any part of the principal of the Loan, together with accrued and unpaid interest without notice, onus or penalty.

             0709355 B.C. Ltd. waives presentment, protest and notice of any kind and enforcement of this Promissory Note.

             Made at Abbotsford B.C. this ◆ day of ◆, ◆

0709355 B.C. LTD.

Per::
Authorized Signatory

SCHEDULE “B”

GENERAL SECURITY AGREEMENT

THIS AGREEMENT made as of November 30, 2004 (the “Effective Date”)

BETWEEN:

0709355 B.C. LTD., a company incorporated under the laws of British Columbia and having an office at c/o 107 - 20644 Eastleigh Crescent, Langley, British Columbia, V3A 4C4

(the “Debtor”)

OF THE FIRST PART

AND:

McCALLUM ROAD LIMITED PARTNERSHIP, by its general partner 705900 B.C. Ltd. a company incorporated under the laws of British Columbia and having an office at 302 - 2031 McCallum Road, Abbotsford, British Columbia, V2S 3N5

(the “Secured Party”)

OF THE SECOND PART

WHEREAS:

A.	The Debtor and Secured Party have entered into a Loan Agreement dated as of November 30, 2004 (the “Loan Agreement”); and

B.	as security for the Loans made pursuant to the Loan Agreement the Debtor has granted the Secured Party a security interest in its assets.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants hereinafter contained and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1	SECURITY INTEREST

1.1

For consideration and as security for the payment and performance of the Obligations referred to in Clause 3 hereof, the Debtor, subject to the exceptions set out in Clause 2, hereby mortgages, charges, assigns and transfers to the Secured Party, and grants to the Secured Party a security interest in, all the Debtor’s right, title and interest in and to all presently owned or held and after acquired or held personal property, assets and undertaking of the Debtor (other than real property), of whatever nature or kind and wheresoever situate and all proceeds thereof and therefrom (all of which is hereinafter collectively called the “Collateral”) including, without limiting the generality of the foregoing:

	(a)	Equipment

all equipment, including, without limiting the generality of the foregoing, machinery, tools, fixtures, furniture, furnishings, chattels, motor vehicles, vessels and other tangible personal property that is not Inventory, and all parts, components, attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing (all of which are hereinafter collectively called the “Equipment”);

	(b)	Inventory

all inventory, including, without limiting the generality of the foregoing, goods acquired or held for sale or lease or furnished or to be furnished under contracts of rental or service, all raw materials, work in progress, finished goods, returned goods, repossessed goods, and all packaging materials, supplies and containers relating to or used or consumed in connection with any of the foregoing (all of which are hereinafter collectively called the “Inventory”);

	(c)	Accounts

all debts, accounts, claims, monies and choses in action which now are, or which may at any time hereafter be, due or owing to or owned by the Debtor and all books, records, documents, papers and electronically recorded data recording, evidencing or relating to the said debts, accounts, claims, monies and choses in action or any part thereof (all of which are hereinafter collectively called the “Accounts”);

	(d)	Other Personal Property

all documents of title, chattel paper, instruments, securities and money, and all other goods of the Debtor that are not Equipment, Inventory or Accounts; and

	(e)	Intangibles

all contractual rights, licenses, goodwill, patents, trademarks, trade names, copyrights and other intellectual property of the Debtor, all other choses in action of the Debtor of every kind which now are, or which may at any time hereafter be, due or owing to or owned by the Debtor, and all other intangible property of the Debtor which is not Accounts, chattel paper, instruments, documents of title, securities or money.

2	EXCEPTIONS

2.1

The last 10 days of the term created by any lease or agreement therefor are hereby excepted out of any charge or security interest created by this Security Agreement but the Debtor will stand possessed of the reversion thereby remaining upon trust to assign and dispose thereof to any third party as the Secured party shall direct.

2.2	There shall be excluded from the security interests hereby created any consumer goods of the Debtor.

3	OBLIGATIONS SECURED

3.1

This Security Agreement and the security interests hereby created are in addition to and not in substitution for any other security interest now or hereafter held by the Secured Party from the Debtor or from any other person whomsoever and will be general and continuing security for the payment of all indebtedness and liability of the Debtor to the Secured Party (including interest thereon), present and future, absolute or contingent, joint or several, direct or indirect, matured or not, extended or renewed, wheresoever and howsoever incurred, and any ultimate balance thereof, including all future advances and re-advances, and for the performance of all obligations of the Debtor to the Secured Party, whether or not contained in this Security Agreement (all of which indebtedness, liability, and obligations are hereinafter collectively.

4	PROHIBITIONS

4.1	Without the prior written consent of the Secured Party the Debtor will not have power to:

(a)

create or permit to exist any security interest in, charge, encumbrance or lien over, or claim against any of its property, assets, or undertaking which ranks or could in any event rank in priority to or pari passu with any security interest created by this Security Agreement, save and except for those security interests created before the date hereof and those security interests created after the date hereof in the normal course of the Debtor’s business; or

(b) grant, sell, or otherwise assign its chattel paper.

5	ATTACHMENT

5.1

The Debtor acknowledges that the security interests hereby created attach upon the execution of this Security Agreement (or in the case of any after acquired property, upon the date of acquisition thereof), that value has been given, and that the Debtor has, or in the case of after acquired property will have, rights in the Collateral.

6	REPRESENTATIONS AND WARRANTIES

6.1

The Debtor, if a company or a partnership, represents and warrants that this Security Agreement is granted in accordance with resolutions of the directors (and of the shareholders as applicable) or of the partners, as the case may be, of the Debtor and all other matters and things have been done and performed so as to authorize and make the execution and delivery of this Security Agreement, and the performance of the Debtor’s obligations hereunder, legal, valid and binding.

6.2

The Debtor represents and warrants that the Debtor lawfully owns and possesses all presently held Collateral and has good title thereto, free from all security interests, charges, encumbrances, liens and claims, save only the charges or security interests, if any, shown in the Schedule hereto and those consented to in writing by the Secured Party, and the Debtor has good right and lawful authority to grant a security interest in the Collateral as provided by this Security Agreement.

7	COVENANTS OF THE DEBTOR

7.1	The Debtor covenants that at all times while this Security Agreement remains in effect the Debtor will:

(a) defend the title to the Collateral for the benefit of the Secured Party against the claims and demands of all persons;

(b)	fully and effectually maintain and keep maintained the security interests hereby created valid and effective;

(c)	maintain insurance on the Collateral with an insurer, of kinds, for amounts and payable to such person or persons, all as the Secured Party may require;

(d)	maintain the Collateral in good order and repair;

(e)	forthwith pay:

(i)

all taxes, assessments, rates, duties, levies, government fees, claims and dues lawfully levied, assessed or imposed upon it or the Collateral when due, unless the Debtor shall in good faith contest its obligations so to pay and will furnish such security as the Secured Party may require; and

(ii)

all security interests, charges, encumbrances, liens and claims which rank or could in any event rank in priority to any security interest created by this Security Agreement, other than such charges or security interests, if any, consented to in writing by the Secured Party;

(f)	forthwith pay all costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) which may be incurred by the Secured Party in:

	(i)	inspecting the Collateral;

	(ii)	negotiating, preparing, perfecting and registering this Security Agreement and other documents, whether or not relating to this Security Agreement;

	(iii)	investigating title to the Collateral;

	(iv)	taking, recovering, keeping possession of and insuring the Collateral; and

(v)

all other actions and proceedings taken in connection with the preservation of the Collateral and the enforcement of this Security Agreement and of any other security interest held by the Secured Party as security for the Obligations;

(g)

at the Secured Party’s request at any time and from time to time execute and deliver such further and other documents and instruments and do all acts and things as the Secured Party in its absolute discretion requires in order to confirm and perfect, and maintain perfection of, the security interests and charges hereby created in favour of the Secured Party upon any of the Collateral;

(h)	notify the Secured Party promptly of:

	(i)	any change in the information contained herein relating to the Debtor, its address, its business or the Collateral;

	(ii)	the details of any material acquisition of the Collateral;

	(iii)	any material loss or damage to the Collateral;

	(iv)	any material default by any account debtor in payment or other performance of his obligations to the Debtor with respect to any Accounts; and

	(v)	the return to or repossession by the Debtor of the Collateral where such return or repossession of the Collateral is material in relation to the business of the Debtor;

	(i)	prevent the Collateral, other than Inventory sold, leased, or otherwise disposed of as permitted hereby, from being or becoming an accession to other property not covered by this Security Agreement;

(j)

permit the Secured Party and its representatives, at all reasonable times, access to all its property, assets and undertakings and to all its books of account and records for the purpose of inspection and render all assistance necessary for such inspection; and

	(k)	deliver to the Secured Party from time to time promptly upon request:

(i) any documents of title, instruments, securities and chattel paper constituting, representing or relating to Collateral;

(ii)

all books of account and all records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writings relating to the Collateral for the purpose of inspecting, auditing or copying the same;

(iii) all financial statements prepared by or for the Debtor regarding the Debtor’s business;

(iv) all policies and certificates of insurance relating to the Collateral; and

(v) such information concerning the Collateral, the Debtor and the Debtor’s business and affairs as the Secured Party may require.

7.2	The Debtor covenants that at all times while this Security Agreement remains in effect it will not, without the prior written consent of the Secured Party:

	(a)	alter any of its constating instruments;

(b)

become a party to any transaction whereby all or a substantial part of the Collateral would become the property of any other person, whether by way of reconstruction, reorganization, amalgamation, merger, transfer, sale, lease or otherwise;

	(c)	materially change the nature of the Debtor’s business or operations; or

	(d)	become an endorser in respect of any obligation or otherwise become liable upon any note or other obligation other than bills of exchange deposited to the bank account of the Debtor.

8	PERFORMANCE OF OBLIGATIONS

8.1

If the Debtor fails to perform its Obligations hereunder, the Secured Party may, but will not be obligated to, perform any or all of such Obligations without prejudice to any other rights and remedies of the Secured Party hereunder, and any payments made and any costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred in connection therewith will be payable by the Debtor to the Secured Party forthwith with interest until paid at the highest rate borne by any of the Obligations and such amounts will be a charge upon and security interest in the Collateral in favour of the Secured Party prior to all claims subsequent to this Security Agreement.

9	RESTRICTIONS ON SALE OR DISPOSAL OF COLLATERAL

9.1	Except as herein provided, the Debtor will not, without the prior written consent of the Secured Party:

	(a)	sell, lease or otherwise dispose of the Collateral;

	(b)	release, surrender or abandon possession of the Collateral; or

	(c)	move or transfer the Collateral from its present location.

9.2

Provided that the Debtor is not in default under this Security Agreement, the Debtor may, at any time and without the consent of the Secured Party, lease, sell, license, consign or otherwise deal with items of Inventory in the ordinary course of its business and for the purposes of carrying on its business.

10	DEFAULT

10.1	The Debtor will be in default under this Security Agreement, unless waived by the Secured Party, in any of the following events:

	(a)	Debtor makes default in payment when due of any indebtedness or liability of the Debtor to the Secured Party;

	(b)	the Debtor is in breach in any material respect of any term, condition, obligation or covenant to the Secured Party;

(c)

any representation or warranty made by the Debtor in connection with any indebtedness or liability of the Debtor to the Secured Party hereby secured proves at any time to be materially incorrect as of the date made;

(d)

the Debtor becomes bankrupt or insolvent or makes an assignment for the benefit of, a proposal to, or an arrangement with its creditors, or any action is taken or proceeding instituted whether by the Debtor or any other person whereby the Debtor may be dissolved, wound-up, reorganized, or declared bankrupt or insolvent;

	(e)	a receiver or receiver-manager is appointed in respect of the Debtor or any part of the Collateral;

	(f)	any execution, sequestration, extent, or any other process of any kind is levied or enforced upon or against the Collateral or any part thereof and remains unsatisfied for a period of 10 days;

(g)

without the prior written consent of the Secured Party, the Debtor creates or permits to exist any charge, encumbrance or lien on, or claim against or any security interest in, any of the Collateral which ranks or could in any event rank in priority to or pari passu with any security interest or charge created by this Security Agreement;

(h)

the holder of any other charge, encumbrance or lien on, or claim against, or security interest in, any of the Collateral does anything to enforce or realize on such charge, encumbrance, lien, claim or security interest;

	(i)	an order is made or an effective resolution is passed for the winding up of the Debtor;

	(j)	the Debtor enters into any reconstruction, reorganization, amalgamation, merger or other similar arrangement with any other person; or

(k)

the Secured Party in good faith believes and has commercially reasonable grounds to believe that the prospect of payment or performance of any of the Obligations is impaired or that any of the Collateral is or is about to be placed in jeopardy.

11	ENFORCEMENT

11.1

Upon any default under this Security Agreement, the Secured Party may declare any or all of the Obligations not payable on demand to become immediately due and payable and the security hereby constituted will immediately become enforceable. To enforce and realize on the security constituted by this Security Agreement, the Secured Party may take any action permitted by law or in equity, as it may deem expedient, and in particular without limiting the generality of the foregoing, the Secured Party may do any of the following:

(a)

appoint by instrument a receiver, receiver and manager or a receiver-manager (the person so appointed is hereinafter called the “Receiver”) of the Collateral, with or without bond as the Secured Party may determine, and from time to time in its absolute discretion remove such Receiver and appoint another in its stead;

(b)

enter upon any premises of the Debtor and take possession of the Collateral with power to exclude the Debtor, its agents and its servants therefrom, without becoming liable as a mortgagee in possession;

	(c)	preserve, protect and maintain the Collateral and make such replacements thereof and repairs and additions thereto as the Secured Party may deem advisable;

(d)

sell, lease or otherwise dispose of all or any part of the Collateral, whether by public or private sale or lease or otherwise, in such manner, at such price as can be reasonably obtained therefor and on such terms as to credit and with such conditions of sale and stipulations as to title or conveyance or evidence of title or otherwise as to the Secured Party may seem reasonable, provided that if any sale is on credit the Debtor will not be entitled to be credited with the proceeds of any such sale, lease or other disposition until the monies therefor are actually received; and

	(e)	exercise all of the rights and remedies of a secured party under the Act.

11.2

A Receiver appointed pursuant to this Security Agreement will be the agent of the Debtor and not of the Secured Party and, to the extent permitted by law or to such lesser extent permitted by its appointment, will have all the powers of the Secured Party hereunder, and in addition will have power to carry on the business of the Debtor and for such purpose from time to time to borrow money either secured or unsecured, and if secured by a security interest on any of the Collateral, such security interest may rank before or pari passu with or behind any security interest created by this Security Agreement, and if it does not so specify such security interest will rank before the security interests created by this Security Agreement.

11.3

Subject to the claims, if any, of the creditors of the Debtor ranking in priority to this Security Agreement, all amounts realized from the disposition of Collateral pursuant to this Security Agreement will be applied as the Secured Party, in its absolute discretion, may direct as follows:

	(a)	in payment of all costs, charges and expenses (including legal fees and disbursements on a solicitor and his own client basis) incurred by the Secured Party in connection with or incidental to:

(i) the exercise by the Secured Party of all or any of the powers granted to it pursuant to this Security Agreement; and

(ii)

the appointment of the Receiver and the exercise by the Receiver of all or any of the powers granted to it pursuant to this Security Agreement, including the Receiver’s reasonable remuneration and all outgoings properly payable by the Receiver;

(b) in or toward payment to the Secured Party of all principal and other monies (except interest) due in respect of the Obligations; and

(c) in or toward payment to the Secured Party of all interest remaining unpaid in respect of the Obligations.

Subject to applicable law and the claims, if any, of other creditors of the Debtor, any surplus will be paid to the Debtor.

12	DEFICIENCY

12.1	If the amounts realized from the disposition of the Collateral are not sufficient to pay the Obligations in full the Debtor will immediately pay to the Secured Party the amount of such deficiency.

13	RIGHTS CUMULATIVE

13.1

All rights and remedies of the Secured Party set out in this Security Agreement are cumulative and no right or remedy contained herein is intended to be exclusive but each will be in addition to every other right or remedy contained herein or in any existing or future security agreement or now or hereafter existing at law, in equity or by statute, or pursuant to any other agreement between the Debtor and the Secured Party that may be in effect from time to time.

14	LIABILITY OF SECURED PARTY

14.1

The Secured Party will not be responsible or liable for any debts contracted by it, for damages to persons or property or for salaries or non-fulfillment of contracts during any period when the Secured Party shall manage the Collateral upon entry, as herein provided, nor will the Secured Party be liable to account as mortgagee in possession or for anything except actual receipts or be liable for any loss on realization or for any default or omission for which a mortgagee in possession may be liable. The Secured Party will not be bound to do, observe or perform or to see to the observance or performance by the Debtor of any obligations or covenants imposed upon the Debtor nor will the Secured Party, in the case of securities, instruments or chattel paper, be obliged to preserve rights against other persons, nor will the Secured Party be obliged to keep any of the Collateral identifiable. The Debtor hereby waives any applicable provision of law permitted to be waived by it which imposes higher or greater obligations upon the Secured Party than aforesaid.

15	APPOINTMENT OF ATTORNEY

15.1

The Debtor hereby irrevocably appoints the Secured Party or the Receiver, as the case may be, with full power of substitution, to be the attorney of the Debtor for and in the name of the Debtor to sign, endorse or execute under seal or otherwise any deeds, documents, transfers, cheques, instruments, demands, assignments, assurances or consents that the Debtor is obliged to sign, endorse or execute and generally to use the name of the Debtor and to do all things as may be necessary or incidental to the exercise of all or any of the powers conferred on the Secured Party or the Receiver, as the case may be, pursuant to this Security Agreement.

16	ACCOUNTS

16.1

Notwithstanding any other provision of this Security Agreement, the Secured Party may collect, realize, sell or otherwise deal with the Accounts or any part thereof in such manner, upon such terms and conditions and at such time or times, whether before or after default, as may seem to be advisable, and without notice to the Debtor, except in the case of disposition after default and then subject to the provisions of Part V of the Act. All monies or other forms of payment received by the Debtor in payment of any Account will be received and held by the Debtor in trust for the Secured Party.

17	APPROPRIATION OF PAYMENTS

17.1

Any and all payments made in respect of the Obligations from time to time and monies realized from any security interests held therefor (including monies collected in accordance with or realized on any enforcement of this Security Agreement) may be applied to such part or parts of the Obligations as the Secured Party may see fit, and the Secured Party may at all times and from time to time change any appropriation as the Secured Party may see fit.

18	LIABILITY TO ADVANCE

18.1

None of the preparation, execution, perfection and registration of this Security Agreement or the advance of any monies will bind the Secured Party to make any advance or loan or further advance or loan, or renew any note or extend any time for payment of any indebtedness or liability of the Debtor to the Secured Party.

19	WAIVER

19.1

The Secured Party may from time to time and at any time waive in whole or in part any right, benefit or default under any clause of this Security Agreement but any such waiver of any right, benefit or default on any occasion will be deemed not to be a waiver of any such right, benefit or default thereafter, or of any other right, benefit or default, as the case may be.

20	NOTICE

20.1

Notice may be given to either party by sending it through the post in prepaid mail or delivered to the party for whom it is intended, at the principal address of such party provided herein or at such other address as may be given in writing by such party to the other, and any notice if posted will be deemed to have been given at the expiration of three business days after posting and if delivered, on delivery.

21	EXTENSIONS

21.1

The Secured Party may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges, refrain from perfecting or maintaining perfection of security interests, and otherwise deal with the Debtor, account debtors of the Debtor, sureties and others and with the Collateral and other security interests as the Secured Party may see fit without prejudice to the liability of the Debtor or the Secured Party’s right to hold and realize on the security constituted by this Security Agreement.

22	NO MERGER

22.1

This Security Agreement will not operate so as to create any merger or discharge of any of the Obligations, or any assignment, transfer, guarantee, lien, contract, promissory note, bill of exchange or security interest of any form held or which may hereafter be held by the Secured Party from the Debtor or from any other person whomsoever. The taking of a judgment with respect to any of the Obligations will not operate as a merger of any of the covenants contained in this Security Agreement.

23	ASSIGNMENT

23.1

The Secured Party may, without further notice to the Debtor, at any time assign, transfer or grant a security interest in this Security Agreement and the security interests granted hereby. The Debtor expressly agrees that the assignee, transferee or secured party, as the case may be, will have all of the Secured Party’s rights and remedies under this Security Agreement and the Debtor will not assert any defence, counterclaim, right of set-off or otherwise any claim which it now has or hereafter acquires against the Secured Party in any action commenced by such assignee, transferee or secured party, as the case may be, and will pay the Obligations to the assignee, transferee or secured party, as the case may be, as the Obligations become due.

24	SATISFACTION AND DISCHARGE

24.1

Any partial payment or satisfaction of the Obligations, or any ceasing by the Debtor to be indebted to the Secured Party, will be deemed not to be a redemption or discharge of this Security Agreement. The Debtor will be entitled to a release and discharge of this Security Agreement upon full payment and satisfaction of all Obligations and upon written request by the Debtor and payment to the Secured Party of all costs, charges, expenses and legal fees and disbursements (on a solicitor and his own client basis) incurred by the Secured Party in connection with the Obligations and such release and discharge.

25	ENUREMENT

25.1

This Security Agreement will enure to the benefit of the Secured Party and its successors and assigns, and will be binding upon the respective heirs, executors, personal representatives, successors and permitted assigns of the Debtor.

26	INTERPRETATION

26.1	In this Security Agreement:

(a) “Collateral” has the meaning set out in Clause 1 hereof and any reference to Collateral will, unless the context otherwise requires, be deemed a reference to Collateral as a whole or any part thereof;

(b)

“Debtor” and the personal pronoun “it” or “its” and any verb relating thereto and used therewith will be read and construed as required by and in accordance with the context in which such words are used depending upon whether the Debtor is one or more individuals, corporations or partnerships and, if more than one, will apply and be binding upon each of them severally; and

(c) “the Act” means the Personal Property Security Act of British Columbia and all regulations thereunder as amended from time to time.

26.2

Words and expressions used herein that have been defined in the Act will be interpreted in accordance with their respective meanings given in the Act unless otherwise defined herein or unless the context otherwise requires.

26.3

The invalidity or unenforceability of the whole or any part of any clause of this Security Agreement will not affect the validity or enforceability of any other clause or the remainder of such clause. This Security Agreement will be governed by the laws of British Columbia.

27	COPY OF AGREEMENT AND FINANCING STATEMENT

27.1	The Debtor hereby:

(a) acknowledges receipt of a copy of this Security Agreement; and

(b) waives all rights to receive from the Secured Party a copy of any financing statement, financing change statement or verification statement filed at any time in respect of this Security Agreement.

IN WITNESS WHEREOF the Debtor has hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

0709355 B.C. LTD.

BY:	/s/
Authorized Signatory